                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) November 16, 2001

                               TRUSERV CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                   2-20910                      36-2099896
          (Commission File Number) (I.R.S. Employer Identification No.)

     8600 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS         60631-3505
        (Address of Principal Executive Offices)           (Zip Code)

                                  773-695-5000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On November 16, 2001 TruServ Corporation announced that Pamela Forbes Lieberman, the co-ops Chief Operating Officer and Chief Financial Officer, has been elected TruServ's Chief Executive Officer.

Matters discussed in the attached press release are forward-looking statements within the meaning of the safe-harbor provisions of the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially from the expectations contained therein. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed therein may include factors that are beyond the company's ability to control or estimate precisely, such as the ultimate requirements of the company's lenders, projections about the efficiencies that may be achieved by the company's initiatives, expectations about member response to the company initiatives, estimates of future market conditions in the hardware industry, the behavior of other market participants in the industry and the actions and economic conditions in the service territories of the company's members. Other risk factors are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this document. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this letter.

Item 7. Exhibit

99.1  Press release, dated November 16, 2001


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRUSERV CORPORATION
                                            (Registrant)




Date: November 20, 2001                     By /s/ Pamela Forbes Lieberman
                                            ----------------------------------
                                            Name:  Pamela Forbes Lieberman
                                            Title: President and
                                            Chief Executive Officer


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